The Law Offices of Randall J. Lanham
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28652 Oso Parkway                                     Telephone:  (949) 858-6773
Suite D                                               Facsimile:  (949) 858-6774
Rancho Santa Margarita, California  92688


                                 October 3, 2002

                    Opinion of Counsel and Consent of Counsel

Board of Directors
Innovatia, Inc.

Re: Registration Statement on Form SB-2

Dear Board Members:

As counsel to Innovatia, Inc., a Colorado corporation (the "Company"), we have participated in the preparation of the Company's Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 200,000 shares of the Company's $.001 par value common stock, being offered by the Company.

In connection with this opinion, I have examined the Company's Articles of Incorporation; the Company's Bylaws; minutes of the Company's corporate proceedings and unanimous written consents in lieu thereof, as made available to me by the executive officers and directors of the Company; executed copies of such Registration Statement, and all exhibits thereto in the form filed with the Commission; and such matters of federal and state law deemed necessary by me in order to deliver the within opinion.

In the course of my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as certified or photo static copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, I have relied upon information furnished to me by the executive officers and directors of the Company.

On the basis of the foregoing, and solely in reliance thereon, I am of the opinion that the Shares have been duly authorized and, upon effectiveness of the Registration Statement by order of the Securities and Exchange Commission (or upon the twentieth day following the filing of an amendment indicating the intention to become effective by operation of the terms of Section 8(a) of the Securities Act of 1933) and the State of Colorado's securities laws and upon delivery of the Shares to subscribers against payment there for in the manner described in the Registration Statement, the Shares have been or will be validly issued, fully-paid and nonassessable.

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."


                                                     Very truly yours,


                                                     /s/ Randall J.  Lanham

                                                     Randall J.  Lanham